EXHIBIT 99.1

FOR RELEASE AT 5:00 AM PT
May 22, 2023

Chevron Announces Agreement to Acquire PDC Energy

•	Complementary to Chevron’s operations in important U.S. production basins
•	Adds 10% to oil equivalent proved reserves for under $7 per barrel
•	Accretive to earnings per share and return on capital employed (ROCE)
•	Expected to add $1 billion to annual free cash flow

SAN RAMON, Calif. and DENVER, Colo., May 22, 2023 — Chevron Corporation (NYSE: CVX) announced today that it has entered into a definitive agreement with PDC Energy, Inc. (NASDAQ: PDCE) to acquire all of the outstanding shares of PDC in an all-stock transaction valued at $6.3 billion, or $72 per share. Based on Chevron’s closing price on May 19, 2023 and under the terms of the agreement, PDC shareholders will receive 0.4638 shares of Chevron for each PDC share. The total enterprise value, including debt, of the transaction is $7.6 billion.

The acquisition of PDC provides Chevron with high-quality assets expected to deliver higher returns in lower carbon intensity basins in the United States. PDC brings strong free cash flow, low breakeven production and development opportunities adjacent to Chevron’s position in the Denver-Julesburg (DJ) Basin, as well as additional acreage to Chevron’s leading position in the Permian Basin.

“PDC’s attractive and complementary assets strengthen Chevron’s position in key U.S. production basins,” said Chevron Chairman and CEO Mike Wirth. “This transaction is accretive to all important financial measures and enhances Chevron’s objective to safely deliver higher returns and lower carbon. We look forward to welcoming PDC’s team and shareholders to Chevron and continuing both companies’ focus on safe and reliable operations.”

“The combination with Chevron is a great opportunity for PDC to maximize value for our shareholders. It provides a global portfolio of best-in-class assets,” said Bart Brookman, PDC President and CEO. “I look forward to blending our highly complementary organizations, and I’m excited that PDC’s assets will help propel Chevron toward our shared goal for a lower carbon energy future.”

Transaction Benefits

•	Accretive to earnings per share, free cash flow and ROCE: Chevron anticipates the transaction to be accretive to all key financial measures within the first year after closing and to add about $1 billion in annual free cash flow at $70 per barrel Brent and $3.50 per Mcf Henry Hub (approximate 2024 futures prices as of May 2023).
•	Strong strategic fit: Increases Chevron’s proved reserves by 10% at an acquisition cost under $7 per barrel of oil equivalent (BOE).
o	DJ Basin – 275,000 net acres adjacent to Chevron’s existing operations that add over 1 billion BOE of proved reserves in highly economic locations and enable capital and operational synergies.
o	Permian Basin – 25,000 net acres that are held by production and will be integrated into Chevron’s existing capital efficient development operations.
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•	Capital and cost efficient:
o	Capital expenditures – Chevron expects to increase capex by ~$1 billion per year, raising its guidance range to $14 to $16 billion through 2027, after realizing about $400 million in capex efficiencies post-closing.
o	Operational expenditures – the transaction is expected to achieve run-rate cost synergies of around $100 million before tax within a year of closing.

Transaction Details

The acquisition consideration is structured with 100 percent stock utilizing Chevron’s equity. In aggregate, upon closing of the transaction, Chevron will issue approximately 41 million shares of common stock. Total enterprise value of $7.6 billion includes net debt.

The transaction has been unanimously approved by the Boards of Directors of both companies and is expected to close by year-end 2023. The acquisition is subject to PDC shareholder approval. It is also subject to regulatory approvals and other customary closing conditions.

The transaction price represents a premium of 14% on a 10-day average based on closing stock prices on May 19, 2023.

Advisors

Morgan Stanley & Co. LLC is acting as lead financial advisor to Chevron. Evercore also advised Chevron. Paul, Weiss, Rifkind, Wharton & Garrison LLP is acting as legal advisor to Chevron. J.P. Morgan Securities LLC is acting as lead financial advisor to PDC Energy and provided a fairness opinion to the Board of Directors. Wachtell, Lipton, Rosen & Katz and Davis Graham & Stubbs are jointly serving as the Company’s legal counsel. PJT Partners also advised PDC Energy.

Conference Call

Chevron will discuss its proposed acquisition of PDC with security analysts in a call today, Monday, May 22, 2023, at 8:00 a.m. PT. A webcast of the discussion will be available in a listen-only mode to individual investors, media, and other interested parties on Chevron’s website at www.chevron.com under the “Investors” section, or by calling 800-378-6902 and providing the conference ID 5318663. Prepared remarks and presentation materials for today’s call will be available prior to the call at approximately 5:30 a.m. PT and located under “Events and Presentations” in the “Investors” section on the Chevron website.

About Chevron

Chevron is one of the world’s leading integrated energy companies. We believe affordable, reliable and ever-cleaner energy is essential to enabling human progress. Chevron produces crude oil and natural gas; manufactures transportation fuels, lubricants, petrochemicals and additives; and develops technologies that enhance our business and the industry. We aim to grow our traditional oil and gas business, lower the carbon intensity of our operations and grow new lower carbon businesses in renewable fuels, hydrogen, carbon capture, offsets and other emerging technologies. More information about Chevron is available at www.Chevron.com.

About PDC Energy

PDC Energy, Inc. is a domestic independent exploration and production company that acquires, explores and develops properties for the production of crude oil, natural gas and NGLs, with operations in the Wattenberg Field in Colorado and Delaware Basin in west Texas. Its operations in the Wattenberg Field are focused in the

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horizontal Niobrara and Codell plays and our Delaware Basin operations are primarily focused in the horizontal Wolfcamp zones.

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Investor Contacts:

Jake Spiering

Chevron

invest@chevron.com

Aaron Vandeford

PDC Energy

aaron.vandeford@pdce.com

Media Contacts:

Braden Reddall

Chevron

breddall@chevron.com

(925) 842-2209

Andrew Siegel / Mahmoud Siddig

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

NOTICE

As used in this news release, the term “Chevron” and such terms as “the company,” “the corporation,” “our,” “we,” “us” and “its” may refer to Chevron Corporation, one or more of its consolidated subsidiaries, or to all of them taken as a whole. All of these terms are used for convenience only and are not intended as a precise description of any of the separate companies, each of which manages its own affairs.

Please visit Chevron’s website and Investor Relations page at www.Chevron.com and www.Chevron.com/investors, LinkedIn: www.linkedin.com/company/Chevron, Twitter: @Chevron, Facebook: www.facebook.com/Chevron, and Instagram: www.instagram.com/Chevron, where Chevron often discloses important information about the company, its business, and its results of operations.

Non-GAAP Financial Measures - This news release includes free cash flow. Free cash flow is defined as net cash provided by operating activities less capital expenditures and generally represents the cash available to creditors and investors after investing in the business. The company believes this measure useful to monitor the financial health of the company and its performance over time.

CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING INFORMATION FOR THE PURPOSE OF “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements regarding the potential transaction between Chevron Corporation (“Chevron”) and PDC Energy, Inc. (“PDC”), including any statements regarding the expected timetable for completing the potential transaction, the ability to complete the potential transaction, the expected benefits of the potential transaction (including anticipated accretion to return on capital employed, free cash flow, and earnings per share, as well as the expected delivery of higher returns and lower upstream carbon intensity) and projected operational and capital synergies, projected financial information, future opportunities, and any other statements regarding Chevron’s and PDC’s future expectations, beliefs, plans, objectives, results of operations, financial condition and cash flows, or future events or performance. Words or phrases such as “anticipates,” “expects,” “intends,” “plans,” “targets,” “advances,” “commits,” “drives,” “aims,” “forecasts,” “projects,” “believes,” “approaches,” “seeks,” “schedules,” “estimates,” “positions,” “pursues,” “progress,” “may,” “can,” “could,” “should,” “will,” “budgets,” “outlook,” “trends,” “guidance,” “focus,” “on track,” “goals,” “objectives,” “strategies,” “opportunities,” “poised,” “potential,” “ambitions,” “aspires” and similar expressions are intended to identify such forward-looking statements. All such forward-looking statements are based on current expectations of Chevron’s and PDC’s management and

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therefore involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Key factors that could cause actual results to differ materially from those projected in the forward-looking statements include the ability to obtain the requisite PDC stockholder approval; uncertainties as to the timing to consummate the potential transaction; the risk that a condition to closing the potential transaction may not be satisfied; the risk that regulatory approvals are not obtained or are obtained subject to conditions that are not anticipated by the parties; the effects of disruption to Chevron’s or PDC’s respective businesses; transaction costs; Chevron’s ability to achieve the benefits and projected operational and capital synergies from the proposed transaction; Chevron’s ability to promptly, efficiently and effectively integrate acquired operations into its own operations; unknown liabilities; the diversion of management time on transaction-related issues; and the effects of industry, market, economic, political or regulatory conditions outside of Chevron’s or PDC’s control. Additional risks that may affect Chevron’s results of operations and financial position appear in Part I, Item 1A “Risk Factors” of Chevron’s Annual Report on Form 10-K for the year ended December 31, 2022, and in subsequent filings with the U.S. Securities and Exchange Commission (“SEC”). Additional risks that may affect PDC’s results of operations and financial position appear in Part I, Item 1A “Risk Factors” of PDC’s Annual Report on Form 10-K for the year ended December 31, 2022, and in subsequent filings with the SEC. Other unpredictable or factors not discussed in this news release could also have material adverse effects on forward-looking statements. Neither Chevron nor PDC assumes any obligation to update any forward-looking statements, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

IMPORTANT INFORMATION FOR INVESTORS AND STOCKHOLDERS

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. In connection with the potential transaction, Chevron expects to file a registration statement on Form S-4 with the SEC containing a preliminary prospectus of Chevron that also constitutes a preliminary proxy statement of PDC. After the registration statement is declared effective, PDC will mail a definitive proxy statement/prospectus to stockholders of PDC. This communication is not a substitute for the proxy statement/prospectus or registration statement or for any other document that Chevron or PDC may file with the SEC and send to PDC’s stockholders in connection with the potential transaction. INVESTORS AND SECURITY HOLDERS OF CHEVRON AND PDC ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the proxy statement/prospectus (when available) and other documents filed with the SEC by Chevron or PDC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Chevron will be available free of charge on Chevron’s website at http://www.chevron.com/investors. Copies of the documents filed with the SEC by PDC will be available free of charge on PDC’s website at http://www.pdce.com/investors-overview.

Chevron and PDC and certain of their respective directors, certain of their respective executive officers and other members of management and employees may be considered participants in the solicitation of proxies with respect to the potential transaction under the rules of the SEC. Information about the directors and executive officers of Chevron is set forth in its Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the SEC on February 23, 2023, and its proxy statement for its 2023 annual meeting of stockholders, which was filed with the SEC on April 12, 2023. Information about the directors and executive officers of PDC is set forth in its Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the SEC on February 22, 2023, and its proxy statement for its 2023 annual meeting of stockholders, which was filed with the SEC on April 12, 2023. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of such participants in the solicitation of proxies in respect of the potential transaction will be included in the registration statement and proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

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